Exhibit 10.1
EXECUTION VERSION

AMENDMENT No. 2 TO REORGANIZATION AGREEMENT

This Amendment No. 2 to Reorganization Agreement, dated as of November 8, 2017 (this “Amendment”), amends the Agreement and Plan of Reorganization, dated as of April 4, 2017, by and among Liberty Interactive Corporation, a Delaware corporation (“Liberty”), Liberty Interactive LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Liberty (“LI LLC”), and General Communication, Inc., an Alaska corporation (the “Company”), as amended by Amendment No. 1 to Reorganization Agreement, dated July 19, 2017 (the “Reorganization Agreement”). Capitalized terms used herein and not otherwise defined shall have their respective meanings set forth in the Reorganization Agreement.

RECITALS

WHEREAS, pursuant to Section 8.6 of the Reorganization Agreement, Liberty, LI LLC and the Company wish to amend certain provisions of the Reorganization Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements set forth in the Reorganization Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Liberty, LI LLC and the Company, each intending to be legally bound, do hereby agree as follows:

1.	The first Recital of the Reorganization Agreement is hereby amended by deleting the following words in their entirety:

“, the Company Charter Exchangeable Debentures”.

2.	Section 1.1 of the Reorganization Agreement is hereby amended as follows:

a.	By deleting the following definitions in their entirety:

““Company Charter Exchangeable Debentures” means the Company’s 1.75% Exchangeable Debentures due 2046 to be issued in connection with the Contribution, which shall have substantially identical terms and conditions to the Liberty Charter Exchangeable Debentures.”

““Exchange Offer” means the offer by LI LLC to exchange any and all outstanding Liberty Charter Exchangeable Debentures for Company Charter Exchangeable Debentures in connection with the completion of the Transactions.”

““Exchange Offer Principal Amount” means the aggregate Adjusted Principal Amount (as such term is defined in the Supplemental Indenture) of the Liberty Charter Exchangeable Debentures that the holders thereof have elected to exchange pursuant to the Exchange Offer.”

b.	By deleting from the definition of “Agreed Cash Amount” the following words in their entirety:

“(including any Liberty Charter Exchangeable Debentures that are not exchanged in the Exchange Offer)”.

c.	By deleting the definition of "Indemnification Agreement" in its entirety and replacing it in its entirety as follows:

““Indemnification Agreement” means that certain Indemnification Agreement, to be entered into on or prior to the Closing Date, by and among Liberty, LI LLC, the Company and LV Bridge, LLC (and any other Person who becomes a party thereto in accordance with the terms thereof), substantially in the form attached hereto as Exhibit C (as the same will be modified by the amendments set forth on Section 1.1(b) of the Liberty Disclosure Letter if the Ancillary Agreement Condition set forth on Section 4.19 of the Liberty Disclosure Letter shall have occurred).”

d.	By adding a new defined term (in alphabetical order) as follows:

““Purchase Offer” has the meaning ascribed thereto in the Indemnification Agreement.”

3.	Section 2.3(c)(ii) of the Reorganization Agreement is hereby amended and restated to read as follows:

“(ii)    In exchange for the Contributed Ventures Assets, the Company shall:

(1)    issue to LI LLC a number of shares of Company Reclassified Class A Common Stock and a number of shares of Company Reclassified Class B Common Stock equal to the number of shares of Liberty Ventures Series A Common Stock and Liberty Ventures Series B Common Stock, respectively, outstanding on the Closing Date;

(2)    assume the Assumed Liabilities; and

(3)    distribute to LI LLC the Agreed Cash Amount immediately following Broadband Holdco’s receipt of such amount of borrowed funds under its Loan Facility.”

4.	The first proviso to Section 2.3(c)(iii) of the Reorganization Agreement is hereby amended by deleting the following reference in its entirety:

“2.3(c)(ii)(4)”

and replacing such reference with the following:

“2.3(c)(ii)(3)”.

5.	The first proviso to clause (ii) of Section 5.6(a) of the Reorganization Agreement is hereby amended by deleting the following words in their entirety:

“and any fees payable in connection with the Exchange Offer”.

6.	Clause (d) of Section 5.9 of the Reorganization Agreement is hereby amended by deleting the following words in their entirety:

“the Exchange Offer or”.

7.	Clause (d) of Section 5.17(e) of the Reorganization Agreement is hereby amended by deleting the following words in their entirety:

“the redemption of the Liberty Charter Exchangeable Debentures and”.

8.	Section 5.18 of the Reorganization Agreement is hereby amended and restated to read in its entirety as follows:

“Section 5.18 Cooperation as to Purchase Offer. The parties hereto shall cooperate with and reasonably assist each other with respect to the commencement and consummation of any Purchase Offer effected in accordance with the Indemnification Agreement.”

9.	Section 5.20(b) of the Reorganization Agreement is hereby amended by deleting the following words in their entirety:

“, other than any change (x) to the amount of cash or the Agreed Cash Amount set forth on any such schedule or (y) resulting from the Exchange Offer not being fully subscribed,”

and replacing such words with the following:

“, other than any change to the amount of cash or the Agreed Cash Amount set forth on any such schedule,”.

10.	Section 6.2 is hereby amended by adding the following parenthetical following “shall be subject to the satisfaction, or waiver in writing by the Company”:

“(other than with respect to the condition set forth in Section 6.2(f), which may not be waived)”.

11.	Section 6.3 is hereby amended by adding the following parenthetical following “shall be subject to the satisfaction, or waiver in writing by Liberty”:

“(other than with respect to the condition set forth in Section 6.3(e), which may not be waived)”.

12.	Section 6.3(e) of the Reorganization Agreement is hereby amended by (x) inserting the word “and” prior to clause (iv), and (y) deleting the following words in their entirety:

“; and (v) no income, gain or loss will be recognized by Liberty upon the receipt of Company Charter Exchangeable Debentures in the Contribution or the exchange of Company Charter Exchangeable Debentures for Liberty Charter Exchangeable Debentures pursuant to the Exchange Offer”.

13.	“Exhibit C - Form of Indemnification Agreement” is hereby amended and restated in its entirety to read as set forth in Exhibit A to this Amendment.

14.	“Exhibit F - Form of Split-Off Tax Sharing Agreement” is hereby amended and restated in its entirety to read as set forth in Exhibit B to this Amendment.

15.	“Schedule A” is hereby amended and restated in its entirety to read as set forth in Schedule A to this Amendment.

16.	Section 1.1(b) of the Liberty Disclosure Letter is hereby amended and restated in its entirety to read as set forth in Schedule B to this Amendment.

17.
The section titled “Additional Fair Value Criteria” of Section 4.19 of the Liberty Disclosure Letter is hereby amended and restated in its entirety to read as set forth in Schedule C to this Amendment.

18.
Except as expressly set forth herein, the Reorganization Agreement will be and is unchanged and will remain in full force and effect. On and after the date hereof, each reference in the Reorganization Agreement to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import shall mean and be a reference to the Reorganization Agreement as amended by Amendment No. 1 to Reorganization Agreement dated as of July 19, 2017 by and among Liberty, LI LLC and the Company and by this Amendment. To the extent that a provision of this Amendment conflicts with or differs from a provision of the Reorganization Agreement, such provision of this Amendment shall prevail and govern for all purposes and in all respects.

19.	This Amendment shall be governed by and construed in accordance with the Reorganization Agreement.

20.
This Amendment may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. For purposes of this Amendment, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier, or electronically scanned and transmitted in a .pdf file format, is to be treated as an original document.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LIBERTY INTERACTIVE CORPORATION

By:     /s/ Craig Troyer
Name:    Craig Troyer
Title:    Senior Vice President, Deputy
General Counsel and Assistant
Secretary

LIBERTY INTERACTIVE LLC

By:    Liberty Interactive Corporation,
its Sole Member and Manager

By:     /s/ Craig Troyer
Name:    Craig Troyer
Title:    Senior Vice President, Deputy
General Counsel and Assistant
Secretary

GENERAL COMMUNICATION, INC.

By:     /s/ Peter Pounds
Name:    Peter Pounds

Title:	Senior Vice President and Chief Financial Officer

[Signature Page - Amendment No. 2 to Reorganization Agreement]